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Exhibit 10.7

FOURTH AMENDMENT AND WAIVER
TO REVOLVING CREDIT AGREEMENT
AND THIRD AMENDMENT TO PLEDGE AGREEMENT

        THIS AMENDMENT (this "Amendment"), dated as of February 11, 2003, is entered into between FIRST COMMUNITY BANCORP, a California corporation (the "Borrower"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation having its principal office at 50 South LaSalle Street, Chicago, Illinois 60675 (the "Lender").

RECITALS:

        A.    The Borrower and the Lender have entered into a Revolving Credit Agreement dated as of June 26, 2000, as amended by a First Amendment thereto dated as of January 12, 2001, a Second Amendment and Waiver thereto dated as of June 25, 2001 and a Third Amendment and Waiver thereto dated as of February 12, 2002 (said Revolving Credit Agreement, as so amended, shall hereinafter be referred to as the "Agreement"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

        B.    The Borrower and the Lender have entered into a Pledge Agreement dated as of June 26, 2000, as amended by a First Amendment thereto dated as of January 12, 2001 and a Second Amendment thereto dated as of February 12, 2002 (said Pledge Agreement, as so amended, shall hereinafter be referred to as the "Pledge Agreement").

        C.    The Borrower and the Lender wish to (1) amend the Agreement to extend the Maturity Date, modify certain covenants and to otherwise amend certain other provisions of the Agreement and (2) waive the Borrower's non-compliance with Section 5.1 of the Agreement.

        D.    The Borrower and the Lender wish to amend the Pledge Agreement to amend the definition of "Pledged Shares" appearing therein.

        E.    Therefore, the parties hereto agree as follows:

1.    AMENDMENTS TO THE AGREEMENT.

        1.1.    Section 1.1 of the Agreement.    Section 1.1 of the Agreement is hereby amended as of the date hereof by deleting the date "February 11, 2003" appearing therein and substituting the date "February 10, 2004" therefor.

        1.2.    Section 4.15 of the Agreement.    Section 4.15 of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

          "SECTION 4.15.    PLEDGED SHARES.    The Pledged Shares (as hereinafter defined) constitute 100% of the issued and outstanding capital stock of (a) First National Bank, and (b) Pacific Western National Bank, and all have been duly authorized and validly issued and are fully paid and non-assessable. Borrower owns the Pledged Shares free and clear of all other interest, liens or encumbrances of any nature whatsoever, other than liens in favor of Lender. On or before February 11, 2003, First National Bank was merged into Rancho Santa Fe National Bank with the latter being the surviving corporation. On or before February 11, 2003, the name of the surviving corporation was changed to First National Bank. Other than First National Bank and Pacific Western National Bank, Borrower has no other Subsidiary Banks."

        1.3.    Section 5.4(f) of the Agreement.    Section 5.4(f) of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

          "(f)    Minimum Tier 1 Capital.    Borrower shall maintain a consolidated minimum Tier 1 Capital equal to at least $125,000,000 at all times."

        1.4.    Section 5.4(e) of the Agreement.    Section 5.4(e) of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

          "(e)    Loan Loss Reserve Ratio.    Each Subsidiary Bank shall maintain at all times on a consolidated basis a ratio of loan loss reserves to non-performing loans of not less than one hundred percent (100%)."

        1.5.    Section 5.11 of the Agreement.    Section 5.11 of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

          "SECTION 5.11.    COLLATERAL.    Borrower shall execute and deliver to Lender a pledge agreement dated even date herewith, substantially in the form of Exhibit B, with appropriate insertions (as the same may be amended from time to time, herein called the "Pledge Agreement"), pursuant to which Borrower shall pledge to Lender all of the issued and outstanding shares of the capital stock owned by Borrower (herein collectively called the "Pledged Shares") of (a) First National Bank (formerly known as Rancho Santa Fe National Bank) ("FNB") and (b) Pacific Western National Bank. On or before April 30, 2003, Borrower shall deliver to Lender such replacement stock certificate(s) evidencing its equity ownership interest in FNB, together with stock powers, duly executed, in blank. Failure by Borrower to deliver such documents on or before April 30, 2003 shall automatically constitute an Event of Default."

        1.6.    Section 7.1(e) of the Agreement.    Section 7.1(e) of the Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

          "(e) Any guaranty of or pledge of collateral security for the Loans shall be repudiated or become unenforceable or incapable of performance or Borrower shall fail to pledge and deliver to Lender any share certificate of (i) First National Bank or (ii) Pacific Western National Bank as provided in Section 3(c) of the Pledge Agreement;"

        1.7.    Exhibit C of the Agreement.    Exhibit C of the Agreement is hereby amended as of the date hereof to be in the form of Exhibit C hereto. The Borrower represents and warrants that Exhibit C is a correct and complete list of all Subsidiaries of the Borrower.

2.    AMENDMENT TO THE PLEDGE AGREEMENT.

        2.1.    Section 1 of the Pledge Agreement.    The definition of "Pledged Shares" in Section 1 of the Pledge Agreement is hereby deleted in its entirety as of the date hereof and the following substituted therefor:

          ' "Pledged Shares" shall mean 100% of the issued and outstanding shares of capital stock of (a) First National Bank (formerly known as Rancho Santa Fe National Bank) owned by the Pledgor, (b) Pacific Western National Bank owned by the Pledgor, and (c) otherwise held from time to time by the Pledgor and pledged to the Pledgee.'

3.    WAIVER.    The Lender hereby waives any non-compliance with Section 5.1 (Existence; Mergers, Etc.) of the Agreement as a result of the merger of Rancho Santa Fe National Bank into First National Bank with Rancho Santa Fe National Bank being the surviving corporation (the "Merger"). Subject to the terms and conditions of this Amendment, and upon delivery of the FNB stock certificate(s), the Lender hereby waives compliance by the Borrower with Section 5.1 of the Agreement with respect to the Merger. The Lender's waiver of compliance with Section 5.1 of the Agreement is limited to the Merger and shall not be deemed a waiver of or consent to any other failure to comply with the terms of Section 5.1 of the Agreement or any other provisions of the Agreement. Such waiver shall not prejudice any right or remedies which the Lender may have or be entitled to with respect to any such other breach of Section 5.1 or any other breach or any provision of the Agreement.

4.    WARRANTIES.    To induce the Lender to enter into this Amendment, the Borrower warrants that:

        4.1.    Authorization.    The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement and the Pledge Agreement, each as amended hereby.

        4.2.    No Conflicts.    The execution and delivery of this Amendment, and the performance by the Borrower of its obligations under the Agreement and the Pledge Agreement, each as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

        4.3.    Validity and Binding Effect.    The Agreement and the Pledge Agreement, each as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

5.    CONDITIONS PRECEDENT TO AMENDMENTS.    The amendments contemplated by Sections 1 and 2 and the waiver contemplated by Section 3 hereof are subject to the satisfaction of each of the following conditions precedent:

        5.1.    Documentation.    The Borrower shall have delivered to the Lender all of the following, each duly executed and dated the date hereof or other date satisfactory to the Lender, in form and substance satisfactory to the Lender:

          (a)    Resolutions.    A copy, duly certified by the secretary or an assistant secretary of the Borrower, of (i) resolutions of the Borrower's Board of Directors authorizing or ratifying the execution and delivery of this Amendment, authorizing the borrowings under the Agreement, as amended hereby, and the pledge of the Pledged Shares; (ii) all documents evidencing other necessary corporate action; and (iii) all approvals or consents, if any, with respect to this Amendment.

          (b)    Incumbency Certificate.    A certificate of the secretary or an assistant secretary of the Borrower certifying the names of the Borrower's officers authorized to sign this Amendment and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

          (c)    Opinion.    An opinion of counsel for the Borrower, addressed to the Lender, in substantially the form of Exhibit D hereto.

          (d)    Certificate.    A certificate of the chief financial officer of the Borrower as to the matters set out in Sections 5.2 and 5.3 hereof.

          (e)    Pledged Shares.    The replacement FNB stock certificate(s) together with stock powers executed in blank replacing the Rancho Santa Fe National Bank stock certificates previously delivered to the Lender.

          (f)    Amendment of Financing Statements.    Duly authorized UCC-3 financing statements amending existing financing statements and such other documents and actions as may be necessary to establish and perfect the Lender's security interest in the Pledged Shares.

          (g)    Other.    Such other documents as the Lender may reasonably request.

        5.2.    No Default.    After giving effect to the waiver in Section 3 of this Amendment, no Event of Default or Unmatured Event of Default under the Agreement shall have occurred and be continuing.

        5.3.    Warranties.    After giving effect to the waiver in Section 3 of this Amendment, the warranties in Section 4 of the Agreement and in Section 4 of this Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

6.    GENERAL.

        6.1.    Expenses.    The Borrower agrees to pay the Lender upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and legal assistants may be employees of the Lender), incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished therewith.

        6.2.    Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

        6.3.    Successors.    This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

        6.4.    Confirmation of the Agreement.    The Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

        6.5.    References to the Agreement.    Each reference in the Agreement and the Pledge Agreement to "this Agreement," "hereunder," "hereof," or words of similar import in instruments or documents provided for in the Agreement and in the Pledge Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed, respectively, a reference to the Agreement and the Pledge Agreement, each as amended hereby.

        6.6.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Amendment.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

FIRST COMMUNITY BANCORP
By:	/s/ LYNN M. HOPKINS
	Name:	Lynn M. Hopkins
	Title:	EVP, Chief Financial Officer
THE NORTHERN TRUST COMPANY
By:	/s/ THOMAS E. BERNHARDT
	Name:	Thomas E. Bernhardt
	Title:	Vice President

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  Exhibit 10.7
FOURTH AMENDMENT AND WAIVER TO REVOLVING CREDIT AGREEMENT AND THIRD AMENDMENT TO PLEDGE AGREEMENT
RECITALS